Exhibit 99.1

Yuanyu Enters $4 Billion Matchmaking Market,
Signs $30 Million Licensing Agreement

●	Yuanyu enters into exclusive license agreement covering Hong Kong, Japan, Korea, and Southeast Asia.

●	Agreement is expected to generate in excess of $30 million in license income for YYEM through the end of December 2026.

●	The global online dating market is estimated to be $4 billion currently, with nearly 140 million users by 2029.[1]

Windsor Mills, MD October 10, 2024 — Connexa Sports Technologies Inc. (Nasdaq:YYAI) the 20% owner of Yuanyu Enterprise Management Co., Limited (YYEM), a Hong Kong-based entity focused on the global Love & Marriage sector, today announced that it has entered into an exclusive license agreement with Guofu Enterprise Management Co., Limited, a Hong Kong-based entity, covering Hong Kong, Japan, South Korea, and Southeast Asia (in particular, Brunei, Cambodia, Indonesia, Laos, Malaysia, Myanmar, the Philippines, Singapore, Thailand, and Vietnam). Building on an earlier term sheet, this agreement calls for minimum royalty payments to YYEM of more than $30 million through 2026.

“This license agreement is part of a series of similar agreements designed to globalize YYEM’s business and clearly establish it as a leader in the emerging Love & Marriage sector through its patented AI-led matchmaking process. An agreement was also signed earlier this week covering the UK and the major markets of Europe. This latest agreement enables YYEM to capitalize on the substantial opportunities in the online dating and matchmaking market in East and Southeast Asia,” commented Mike Ballardie, CEO of Connexa.

1 https://www.statista.com/outlook/emo/dating-services/matchmaking/worldwide

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“The Asia market for dating and matchmaking services is relatively underdeveloped in comparison with the United States, with significant potential for growth. The U.S. online dating market has risen to approximately $1.4 billion in 2023.2 Match and Bumble, focusing primarily on dating in their home market in the United States, rose to valuations of approximately $9.8 billion and $1.9 billion, respectively, by the end of 2023.3 Having come to understand this emerging business sector and the scope of YYEM’s global growth opportunity within the matchmaking market as well as the online dating market, I am in no doubt that YYEM will be able to capitalize on these opportunities and provide Connexa shareholders a chance to share in YYEM’s future success,” concluded Ballardie.

“Connexa’s 20% ownership stake in YYEM, which will increase to 70% subject to approval by Nasdaq, is part of management’s effort to secure meaningful enhancements in shareholder value. YYEM’s expansion across East and Southeast Asia, a market with great upside potential reaffirms the strategic direction taken by Connexa’s management and board earlier this year in concluding an agreement to acquire YYEM, a company with both a strong balance sheet and exciting growth prospects, which together will drive added value for our shareholders,” commented Ballardie.

YYEM operates in the emerging Love & Marriage market sector, where it owns significant proprietary intellectual property unique to this business sector, covering its licensees’ online presence and underpinning their matchmaker operations. It owns six technologies related to the metaverse and five AI matchmaking patents, which together enable access to both Augmented Reality (AR) and Extended Reality (XR), enhancing its future revenue growth potential. YYEM’s AI technology can also integrate with existing Big Data models and other larger AI models, such as Huawei Pangu 3, a feature designed to operationalize its AI and hone its technologies to create significant business value by helping its licensees deliver effective matchmaking services and helping their clients find successful life partnerships.

2 https://www.statista.com/statistics/1358059/global-revenue-largest-online-dating-markets/#:~:text=Online%20dating%20services%20in%20the,and%20198%20million%20USD%2C%20respectively.

3 See annual report on Form 10-K, for the year ended December 31, 2023, for Match.com: https://www.sec.gov/ix?doc=/Archives/edgar/data/891103/000089110324000014/mtch-20231231.htm; and for Bumble: https://www.sec.gov/ix?doc=/Archives/edgar/data/1830043/000095017024022104/bmbl-20231231.htm; and the historical share prices on Nasdaq.com (using ticker symbols MTCH and BMBL, respectively).

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YYEM has already proven its business model, with one licensee partner integrating YYEM’s technology with their operations across a network of retail stores, the number of which is expected to grow substantially over the coming two years.

Hongyu Zhou, Chairman of YYEM, commented, “I am delighted to have concluded this licensing agreement with our Hong Kong-based partner covering so many key markets in East and Southeast Asia. Along with the recently signed license agreement covering the UK and Europe, this is a key part of my vision to establish YYEM as a global leader in matching single adults for marriage and lifelong partnerships, the world over, through a unique AI-led matchmaker business model that combines online activities with retail store operations. Our existing license partner has already proven how successful this business model can be for our licensees, and we will now work closely with our new Asian and European licensees to help ensure the success of their matchmaking operations. It is a very exciting time for YYEM as we expand our business footprint globally, driving revenue growth that we believe will, in turn, deliver significant value improvements for current and future YYAI shareholders.”

About Connexa Sports Technologies:

Connexa Sports is a leading connected sports company delivering products, technologies, and Sport-as-a-Service across a range of sport verticals. Connexa’s mission is to reinvent sports through technological innovation driven by an unwavering focus on today’s sports consumer.

CNXA Contact Information:

investors@connexasports.com

www.connexasports.com

About Yuanyu Enterprise Management Co., Limited

Yuanyu Enterprise Management Co., Limited (YYEM) operates across the rapidly emerging love & marriage sector. YYEM owns numerous patents, technologies and algorithms that drive its big data and matchmaking analyses, deriving its current revenues from royalties. YYEM has multiple term sheets in place for license agreements in distinct regions around the world.

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YYEM Contact Information:

info@yuanyuenterprise.com

www.yuanyuenterprise.com

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others:

●	uncertainties as to Nasdaq approval, the change of control and the share exchange agreement, including the risk that one or more of the transactions may involve unexpected costs, liabilities or delays;

●	the risks associated with the company’s relatively low public float, which may result in the company’s common stock experiencing significant price volatility;

●	the possibility that competing transaction proposals may be made;

●	the effects that the announcement, pendency or consummation of the proposed acquisition of YYEM and the spin-off of the Slinger Bag business may have on the Company and its current or future business and on the price of the common stock;

●	the possibility that various closing conditions for acquisition of YYEM and the spin-off of the Slinger Bag business may not be satisfied or waived, or any other required consents or approvals may not be obtained within the expected timeframe, on the expected terms, or at all;

●	the effects that a termination or suspension of the acquisition of YYEM and the spin-off of the Slinger Bag business may have on the company, including the risk that the price of the common stock may decline significantly if the acquisition of YYEM and the spin-off of the Slinger Bag business is not completed;

●	uncertainties regarding the company’s focus, strategic plans and other management actions;

●	the risks associated with potential litigation related to the transactions contemplated by the acquisition of YYEM and the spin-off of the Slinger Bag business or related to any possible subsequent financing transactions or acquisitions or investments;

●	uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions;

●	and other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2024 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements included in this report speak only as of the date each statement is made. Neither the company nor any person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

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